Exhibit 4.2


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Notice of Creation of a Securitisation Fund


To:            Perpetual Limited
               ABN 86 000 431 827
               (Trustee)

From:          ME Portfolio Management Limited
               ABN 79 005 964 134
               (Manager)



Pursuant to clause 4.2(a)(1) of the Master Trust Deed dated 4 July 1994 between the Trustee and the Manager establishing the Superannuation Members' Home Loans Trusts (as amended and restated from time to time) (Trust Deed), the Manager hereby gives notice of the creation of a Securitisation Fund under the Trust Deed to be known as the "SMHL Global Fund No. 9".

1       Unitholders and Beneficiaries of the Securitisation Fund

For the purposes of clause 4.1 of the Trust Deed, the Unitholders and Beneficiaries of the SMHL Global Fund No. 9 are:

(a)     (Residual Capital Unitholder)

         Industry Funds Management (Nominees 2) Pty Limited as trustee of the Super Business Loans Unit Trust No. 1 as to $100.00 of the capital of the SMHL Global Fund No. 9.

(b)     (Income Unitholder)

         Industry Funds Management (Nominees 2) Pty Limited as trustee of the Super Business Loans Unit Trust No. 1 as to the balance of the SMHL Global Fund No. 9.

2       Creation of Residual Capital Units and Income Units

This Notice of Creation of a Securitisation Fund is accompanied by the sum of

(a) $100 in accordance with clause 4.2(a)(2) and clause 3.6(b) of Schedule 10 of the Trust Deed on behalf of Industry Funds Management (Nominees
        2) Pty Limited and in consideration of the issue of 100 Residual Capital Units to Industry Funds Management (Nominees 2) Pty Limited as trustee of the Super Business Loans Unit Trust No. 1; and

(b)     $10.00 in accordance with clause 4.2(a)(3) and clause 3.6(a) of
        Schedule 10 of the Trust Deed on behalf of Industry Funds Management (Nominees 2) Pty Limited and in consideration of the issue of 10 Income Units to Industry Funds Management (Nominees 2) Pty Limited as trustee of the Super Business Loans Unit Trust No. 1.

Dated:  16 August 2006


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Signed for and on behalf of
ME Portfolio Management Limited
by:

  /s/ Nicholas Vamvakas                         /s/ Paul Garvey
--------------------------------              --------------------------------
  Authorised Signatory                          Authorised Signatory

  Nicholas Vamvakas                             Paul Garvey
--------------------------------              --------------------------------
  Name (please print)                           Name (please print)

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